                                                                     EXHIBIT 4.9

                 FIRST AMENDMENT TO THE REVOLVING LOAN AGREEMENT

     THIS FIRST AMENDMENT TO THE REVOLVING LOAN AGREEMENT dated as of April 11, 2001 (the "Credit Agreement") is made as of the 30th day of November, 2001, between AAR CORP. ("AAR"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

     WHEREAS, AAR and the Bank entered into the Credit Agreement dated April 11, 2001.

     WHEREAS, AAR, and the Bank desire to amend the Credit Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree that effective as of the date hereof, the Credit Agreement is amended as follows:

     1. Section 10.2, Consolidated Tangible Net Worth shall be amended and read as follows:

          "10.2 CONSOLIDATED TANGIBLE NET WORTH. The Borrower will maintain at all times Consolidated Tangible Net Worth in an amount not less than the sum of (a) $210,000,000 plus (b) the net cash proceeds received by the Borrower from the sale of any of its capital stock on or after May 31, 2000 plus (c) an amount equal to the aggregate of one-third of Consolidated Net Income earned during each of its fiscal years beginning with its fiscal year commencing June 1, 2000, said fiscal years to be taken as one accounting period."

     2.   The definition of "Facility Fee" shall be amended and read as follows:

          "FACILITY FEE means a facility fee on the Commitment in an amount equal to (a) 0.35% per annum, payable quarterly in advance, when the Borrower has an Investment Grade Rating or (b) 0.425% per annum, payable quarterly in advance, when the Borrower does not have an Investment Grade Rating."

     3. The definition of "Interest Rate" shall be amended and read as follows:

          "INTEREST RATE shall mean the Borrower's option of,
          (i) LIBOR for the relevant Interest Period (rounded upward if necessary, to the nearest 1/16 of 1.00%) plus (1) when the Borrower has an Investment Grade Rating, 1.25% at all times when the Obligations are less than or equal to 60% of the Revolving Loan Commitment, and 2.00% at all times when the Obligations exceed 60% of the Revolving Loan Commitment; and (2) when the Borrower does not have an Investment Grade Rating, 1.525% at all times when the Obligations are less than or equal to 60% of the Revolving Loan Commitment, and 2.275% at all times when the Obligations exceed 60% of the Revolving Loan Commitment. The LIBOR Rate shall be fixed for each Interest Period; or

          (ii) the Prime Rate plus zero % at all times when the Borrower has an Investment Grade Rating and 0.50% at all times when the Borrower does not have an Investment Grade Rating.

          Provided, however, that in no event shall the Interest Rate be less than the highest rate charged at any time by the Borrower's Unsecured Lenders."

     4. The definition of "Maturity Date" shall be amended and read as follows:

          "MATURITY DATE shall mean April 10, 2003."

     5.   REPRESENTATIONS AND WARRANTIES.

          5.1. AUTHORIZATION. AAR is duly authorized to execute and deliver this First Amendment and is and will continue to be duly authorized to borrow monies under the Credit Agreement, as amended hereby, and to perform its obligations under the Credit Agreement, as amended hereby.

          5.2. NO CONFLICTS. The execution and delivery of this First Amendment and the performance by AAR of its obligations under the Credit Agreement, as amended hereby, do not and will not conflict with any provision of law or of the articles of incorporation or bylaws of AAR or of any agreement binding upon AAR.

          5.3. VALIDITY and Binding Effect. The Credit Agreement, as amended hereby, is a legal, valid and binding obligation of AAR, enforceable against AAR in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

          5.4. COMPLIANCE WITH CREDIT AGREEMENT. The representation and warranties set forth in Section 7 of the Credit Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to the Bank and except for such changes as are specifically permitted under the Credit Agreement. In addition, AAR has complied with and is in compliance with all of the covenants set forth in the Credit Agreement, as amended hereby.

          5.5. NO EVENT OF DEFAULT. As of the date hereof, no Event of Default under Section 11 of the Credit Agreement, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred or is continuing.

     6. Except as specifically amended hereby, the Credit Agreement is and shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed and delivered this amendment to the Credit Agreement as of the date first written above.


                                                 AAR CORP.


                                                 By:    /s/ Timothy J. Romenesko
                                                        ------------------------
                                                 Name:  Timothy J. Romenesko
                                                 Title: Vice President


                                                 LASALLE BANK NATIONAL
                                                  ASSOCIATION


                                                 By:    /s/Scott M. Carbon
                                                        ------------------------
                                                 Name:  Scott M. Carbon
                                                 Title: Assistant Vice President

                  SECOND AMENDMENT TO REVOLVING LOAN AGREEMENT

     This SECOND AMENDMENT TO REVOLVING LOAN AGREEMENT dated as of April 22, 2002 (the "Second Amendment"), is entered into by and between AAR CORP., a Delaware corporation (the "Borrower"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                    RECITALS:

     A. The Borrower and the Bank entered into that certain Revolving Loan Agreement dated as of April 11, 2001, as modified and amended by that certain First Amendment to Revolving Loan Agreement dated November 30, 2001 (collectively, the "Loan Agreement").

     B. At the present time the Borrower requests, and the Bank is agreeable to amending the Agreement with regard to the sub-facility for issuance of Letters of Credit, pursuant to the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:

                                   AGREEMENTS:

1. RECITALS. The foregoing Recitals are hereby made a part of this Second Amendment.

2. DEFINITIONS. Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Loan Agreement.

3.   AMENDMENTS TO THE LOAN AGREEMENT.

     3.1. DEFINITIONS. The following new definitions are hereby added to Section
1.1 of the Loan Agreement in their respective alphabetical order:

          "LETTER OF CREDIT" and "LETTERS OF CREDIT" shall mean, respectively, a letter of credit and all such letters of credit issued by the Bank, in its sole discretion, upon the execution and delivery by the Borrower and the acceptance by the Bank of a Master Letter of Credit Agreement and an application for Letter of Credit, as set forth in SECTION 2(b) of this Agreement.

          "LETTER OF CREDIT MAXIMUM OBLIGATION" shall mean Five Million Dollars ($5,000,000).

          "LETTER OF CREDIT OBLIGATIONS" shall mean, at any time, an amount equal to the aggregate of the original face amounts of all Letters of Credit minus the sum of (i) the amount of any reductions in the original face amount of any Letter of

     Credit which did not result from a draw thereunder, (ii) the amount of any payments made by the Bank with respect to any draws made under a Letter of Credit for which the Borrower has reimbursed the Bank, (iii) the amount of any payments made by the Bank with respect to any draws made under a Letter of Credit which have been converted to a Revolving Loan as set forth in
     SECTION 2.6, and (iv) the portion of any issued but expired Letter of Credit which has not been drawn by the beneficiary thereunder. For purposes of determining the outstanding Letter of Credit Obligations at any time, the Bank's acceptance of a draft drawn on the Bank pursuant to a Letter of Credit shall constitute a draw on the applicable Letter of Credit at the time of such acceptance.

          "REVOLVING LOAN AVAILABILITY" shall mean at any time the Revolving Loan Commitment LESS the Letter of Credit Obligations.

     3.2. LOANS. The definition of "LOANS" and "REVOLVING LOANS" in SECTION 1.1 of the Loan Agreement are hereby deleted in their entirety and the following is inserted in lieu thereof:

          "LOANS" shall mean, collectively, all Revolving Loans (whether Prime Loans or LIBOR Loans) made by the Bank to the Borrower and all Letter of Credit Obligations, under and pursuant to this Agreement.

          "REVOLVING LOAN" or "REVOLVING LOANS" shall mean, respectively, each direct advance and the aggregate advances or Letters of Credit outstanding as set forth in Section 2.1 and 2.6 of this Agreement.

     3.3. LETTERS OF CREDIT. The following new SECTION 2.6 entitled "Letters of Credit" is hereby added to the Loan Agreement as follows:

          "2.6 LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement and upon the execution by the Borrower and the Bank of a Master Letter of Credit Agreement and the execution and delivery by the Borrower, and the acceptance by the Bank, in its sole and absolute discretion, of an application for letter of credit, and the payment by the Borrower of the Bank's fees charged in connection therewith, the Bank agrees to issue for the account of the Borrower out of the Revolving Loan Availability, such Letters of Credit in the standard form of the Bank and otherwise in form and substance acceptable to the Bank, from time to time during the term of this Agreement, provided that the Letter of Credit Obligations may not at any time exceed the Letter of Credit Maximum Obligation and provided, further, that no Letter of Credit shall have an expiration date later than the Revolving Loan Maturity Date. The amount of any payments made by the Bank with respect to draws made by a beneficiary under a Letter of Credit for which the Borrower has failed to reimburse the Bank upon the earlier of
     (i) the Bank's demand for repayment, or (ii) five (5) days from the date of such payment to such beneficiary by the Bank, shall be deemed to have been converted to a Revolving Loan as of the date such payment was made by the Bank to such beneficiary. Upon the occurrence of an Event of a Default and at the option of the

     Bank, all Letter of Credit Obligations shall be converted to Revolving Loans at the Prime Rate, all without demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower. In the event of a conflict between the Master Letter of Credit Agreement and the Loan Agreement, the Loan Agreement shall govern.

          In addition to all other applicable fees, charges and/or interest payable by the Borrower pursuant to the Master Letter of Credit Agreement or otherwise payable in accordance with the Bank's standard letter of credit fee schedule, all standby Letters of Credit issued under and pursuant to this Agreement shall bear an annual fee calculated as follows:

                                                                       Credit Rating (S & P or Moodys)
                                                                   --------------------------------------
                                                                      Investment         Non-investment
                                                                         grade               grade
                                                                   ----------------   -------------------
     Per Annum fee           Loans LESS THAN OR EQUAL TO 60%
                             of Revolving Loan Commitment               125 bp             152.5 bp
                             Loans GREATER THAN 60% of Revolving
                             Loan Commitment                            200 bp             227.5 bp

     of the face amount of such standby Letter of Credit, payable by the Borrower on or before the issuance of such Letter of Credit by the Bank and annually thereafter on the same date unless and until (i) such Letter of Credit has expired or has been returned to the Bank, or (ii) the Bank has paid the beneficiary thereunder the full face amount of such Letter of Credit. All Letters of Credit other than standby Letters of Credit shall bear such fees, costs and interest as charged by the Bank and shall contain such other terms as set forth in the Master Letter of Credit Agreement and the Bank's standard letter of credit fee schedule."

     3.4. REVOLVING NOTE. SECTION 4 of the Loan Agreement entitled "NOTE EVIDENCING LOANS" is hereby deleted in its entirety and the following is inserted in lieu thereof:

          "The Revolving Loans and the Letter of Credit Obligations shall be evidenced by a single Revolving Note (together with any and all renewal, extension, modification or replacement notes executed by the Borrower and delivered to the Bank and given in substitution therefor, the "Revolving Note") in the form of EXHIBIT "A" attached hereto, duly executed by the Borrower and payable to the order of the Bank. At the time of the initial disbursement of a Revolving Loan and at each time an additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of the Bank. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of the Revolving Loans advanced hereunder and the amount of all Letter of Credit Obligations, (ii) any unpaid interest owing on the Revolving Loans, and
     (iii) all amounts repaid on the Revolving Loans or the Letter of Credit Obligations. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Borrower under the Revolving Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon."

4. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Second Amendment, the Borrower hereby certifies, represents and warrants to the Bank that:

     4.1. ORGANIZATION. The Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full and adequate corporate power to carry on and conduct its business as presently conducted. The Borrower is duly licensed or qualified in all foreign jurisdictions wherein failure to qualify would have a material adverse effect. The Articles of Incorporation and Bylaws, Borrowing Resolutions and Incumbency Certificate of the Borrower have not been changed or amended since the most recent date that certified copies thereof were delivered to the Bank. The exact legal name of the Borrower is as set forth in the preamble of this Second Amendment, and the Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name. The Borrower will not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure.

     4.2. AUTHORIZATION. The Borrower is duly authorized to execute and deliver this Second Amendment and is and will continue to be duly authorized to borrow monies under the Loan Agreement, as amended hereby, and to perform its obligations under the Loan Agreement, as amended hereby.

     4.3. NO CONFLICTS. The execution and delivery of this Second Amendment and the performance by the Borrower of its obligations under the Loan Agreement, as amended hereby, do not and will not conflict with any provision of law or of the articles of incorporation or bylaws of the Borrower or of any material agreement binding upon the Borrower.

     4.4. VALIDITY AND BINDING EFFECT. The Loan Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

     4.5. COMPLIANCE WITH LOAN AGREEMENT. The representation and warranties set forth in Section 6 of the Loan Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to the Bank and except for such changes as are specifically permitted under the Loan Agreement. In addition, the Borrower has complied with and is in compliance with all of the covenants set forth in the Loan Agreement.

     4.6. NO EVENT OF DEFAULT. As of the date hereof, no Event of Default under the Loan Agreement, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred or is continuing.

5. CONDITIONS PRECEDENT. This Second Amendment shall become effective as of the date above first written after receipt by the Bank of the following documents:

     5.1. SECOND AMENDMENT. This Second Amendment executed by the Borrower and the Bank.

     5.2. OTHER DOCUMENTS. Such other documents, certificates and/or opinions of counsel as the Bank may request.

6.   GENERAL.

     6.1. GOVERNING LAW; SEVERABILITY. This Second Amendment shall be construed in accordance with and governed by the laws of Illinois. Wherever possible each provision of the Loan Agreement and this Second Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Agreement and this Second Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Agreement and this Second Amendment.

     6.2. SUCCESSORS AND ASSIGNS. This Second Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank.

     6.3. CONTINUING FORCE AND EFFECT OF LOAN DOCUMENTS. Except as specifically modified or amended by the terms of this Second Amendment, all other terms and provisions of the Loan Agreement and the other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. The Borrower, by execution of this Second Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan Agreement and the other Loan Documents.

     6.4. REFERENCES TO LOAN AGREEMENT. Each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", or words of like import, and each reference to the Loan Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Loan Agreement, as amended hereby.

     6.5. COUNTERPARTS. This Second Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Revolving Loan Agreement as of the date first above written.

                                                              AAR CORP.

                                                   By:  /s/ Timothy J. Romenesko
                                                        ------------------------
                                                   Its: Vice President
                                                        ------------------------


                                                   LASALLE BANK NATIONAL
                                                    ASSOCIATION


                                                   By:  /s/ Scott M. Carbon
                                                        ------------------------
                                                   Its: Assistant Vice President
                                                        ------------------------

                   THIRD AMENDMENT TO REVOLVING LOAN AGREEMENT

     This THIRD AMENDMENT TO REVOLVING LOAN AGREEMENT dated as of June 1, 2002 (the "Third Amendment"), is entered into by and between AAR CORP., a Delaware corporation (the "Borrower"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                    RECITALS:

     A. The Borrower and the Bank entered into that certain Revolving Loan Agreement dated as of April 11, 2001, as modified and amended by that certain First Amendment to Revolving Loan Agreement dated November 30, 2001 and a Second Amendment to Revolving Loan Agreement dated April 22, 2002 (collectively, the "Loan Agreement").

     B. At the present time the Borrower requests, and the Bank is agreeable to amending the Agreement with regard to the sub-facility for issuance of Letters of Credit, pursuant to the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:

                                   AGREEMENTS:

1. RECITALS. The foregoing Recitals are hereby made a part of this Third Amendment.

2. DEFINITIONS. Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Loan Agreement.

3.   AMENDMENTS TO THE LOAN AGREEMENT.

     3.1. LETTERS OF CREDIT. The first paragraph of Section 2.6 of the Loan Agreement is hereby amended to add the following after the phrase "REVOLVING LOAN MATURITY DATE":

          "...; provided, however, that up to Two Million Dollars
          ($2,000,000.00) of letters of credit issued under the Maximum Letter of Credit Obligations may expire no later than October 10, 2003."

4. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Third Amendment, the Borrower hereby certifies, represents and warrants to the Bank that:

     4.1. ORGANIZATION. The Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full and adequate corporate power to carry on and conduct its business as presently conducted. The Borrower is duly licensed or qualified in all foreign jurisdictions wherein failure to qualify would have a material adverse effect. The

Articles of Incorporation and Bylaws, Borrowing Resolutions and Incumbency Certificate of the Borrower have not been changed or amended since the most recent date that certified copies thereof were delivered to the Bank. The exact legal name of the Borrower is as set forth in the preamble of this Third Amendment, and the Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name. The Borrower will not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure.

     4.2. AUTHORIZATION. The Borrower is duly authorized to execute and deliver this Third Amendment and is and will continue to be duly authorized to borrow monies under the Loan Agreement, as amended hereby, and to perform its obligations under the Loan Agreement, as amended hereby.

     4.3. NO CONFLICTS. The execution and delivery of this Third Amendment and the performance by the Borrower of its obligations under the Loan Agreement, as amended hereby, do not and will not conflict with any provision of law or of the articles of incorporation or bylaws of the Borrower or of any material agreement binding upon the Borrower.

     4.4. VALIDITY AND BINDING EFFECT. The Loan Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

     4.5. COMPLIANCE WITH LOAN AGREEMENT. The representation and warranties set forth in Section 6 of the Loan Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to the Bank and except for such changes as are specifically permitted under the Loan Agreement. In addition, the Borrower has complied with and is in compliance with all of the covenants set forth in the Loan Agreement.

     4.6. NO EVENT OF DEFAULT. As of the date hereof, no Event of Default under the Loan Agreement as amended hereby, or event or condition, which with the giving of notice or the passage of time or both, would constitute an Event of Default, has occurred or is continuing.

5. CONDITIONS PRECEDENT. This Third Amendment shall become effective as of the date above first written after receipt by the Bank of the following documents:

     5.1. THIRD AMENDMENT. This Third Amendment executed by the Borrower and the Bank.

     5.2. OTHER DOCUMENTS. Such other documents, certificates and/or opinions of counsel as the Bank may request.

6.   GENERAL.

     6.1. GOVERNING LAW; SEVERABILITY. This Third Amendment shall be construed in accordance with and governed by the laws of Illinois. Wherever possible each provision of the Loan Agreement and this Third Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Agreement and this Third Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Agreement and this Third Amendment.

     6.2. SUCCESSORS AND ASSIGNS. This Third Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank.

     6.3. CONTINUING FORCE AND EFFECT OF LOAN DOCUMENTS. Except as specifically modified or amended by the terms of this Third Amendment, all other terms and provisions of the Loan Agreement and the other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. The Borrower, by execution of this Third Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan Agreement and the other Loan Documents.

     6.4. REFERENCES TO LOAN AGREEMENT. Each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", or words of like import, and each reference to the Loan Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Loan Agreement, as amended hereby.

     6.5. COUNTERPARTS. This Third Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Revolving Loan Agreement as of the date first above written.

AAR CORP.                                          LASALLE BANK NATIONAL
                                                     ASSOCIATION


By:  /s/ Timothy J. Romenesko                      By:  /s/ Scott M. Carbon
     ----------------------------                       ------------------------
Its: Treasurer                                     Its: Assistant Vice President
     ----------------------------                       ------------------------

                                        3